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                                                                   Exhibit 99.1

                              VALENCE TECHNOLOGY, INC.

                           NON-OFFICER STOCK OPTION PLAN

1.   PURPOSE

     (a) The purpose of the Plan is to provide a means by which selected key employees, who are not officers or directors of Valence Technology, Inc., a Delaware corporation (the "COMPANY"), and consultants to the Company, and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants to the Company, to secure and retain the services of new employees/persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the options issued under the Plan shall be options which do not qualify as "incentive stock options", as that term is used in Section 422 of the Code ("Supplemental Stock Options").

2.   ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

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          (ii)   To construe and interpret the Plan, options granted under
it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii)  To amend the Plan as provided in paragraph 10.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more members of the Board, if administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN

     (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three million (3,000,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares of reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY

     Options may be granted only to (i) employees who are not officers or
(ii) consultants to the Company or its Affiliates.

5.   OPTION PROVISIONS

     Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

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     (a)  The term of any option shall not be greater than ten (10) years from the date it was granted.

     (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

     (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent pertained by applicable statutes and regulations, either:

          (i)    in cash at the time the option is exercised, or

          (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option,

               (1) by delivery to the Company of other common stock of the Company,

               (2) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or

               (3) in any other form of legal consideration that may be acceptable to the Board or the Committee. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. Notwithstanding the foregoing, the person to whom the option is granted may, be delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

     (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the

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option. The provisions of, this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option,

          (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and

          (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if

               (1) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or

               (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless

          (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422 (c)(7) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant; or

          (ii) the optionee dies while in the employ of or while serving as a consultant to the Company or an Affiliate, or within not more than three
(3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or

          (iii)   the option by its terms specifies either

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               (1)  that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant, or

               (2) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate.

     This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant.

     (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

     (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the option a number of shares having a fair market value less than or equal to the amount of the withholding fax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

6.   COVENANTS OF THE COMPANY

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options, the Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

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7.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.   MISCELLANEOUS

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship of any eligible employee or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to

          (i) determine whether such leave of absence will be treated as a termination of employment for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and

          (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

9.   ADJUSTMENTS UPON CHANGES IN STOCK

     (a) if any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stack split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), then the Plan and outstanding options shall be appropriately adjusted:

          (i) in the class(es) and maximum number of shares subject to the Plan; and

          (ii) in the class(es) and number of shares and price per share of stock subject to outstanding options.

     (b)  in the event of:

          (i) a merger or consolidation in which the Company is not the surviving corporation; or

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          (ii)   a reverse merger in which the Company is the surviving
corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; then to the extent permitted by applicable law:

               (a) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or

               (b) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume such options, refuses to continue such options in full force and effect, or refuses to substitute similar options for those outstanding under the Plan, then all such vested options shall be terminated if not exercised prior to such event, and all such unvested options shall terminate upon such event. In the event of a dissolution or liquidation of the Company, all vested options outstanding under the Plan shall terminate if not exercised prior to such event, and all unvested options outstanding under the Plan shall terminate upon such event.

10.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of any Nasdaq or securities exchange listing requirements.

     (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless

          (i) the Company requests the consent of the person to whom the option was granted and

          (ii)   such person consents in writing.

11.  TERMINATION OR SUSPENSION OF THE PLAN

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

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12.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective as determined by the Board.

ADOPTED BY THE BOARD OF DIRECTORS ON OCTOBER 3, 1997